Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of BankUnited, Inc of our report dated October 27, 2010 relating to the consolidated financial statements of BankUnited FSB and its subsidiaries, which appears in BankUnited, Inc’s Registration Statement on Form S-1, as amended (File No. 333-170203).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 27, 2011